Exhibit 21.1

List of Subsidiaries

(as of December 31, 2021)

Name	Jurisdiction of Organization
Bearcub Acquisitions LLC	Delaware
Gibraltar Acquisition LLC	Delaware
HercGBC LLC	Delaware
Hercules Capital Funding Trust 2018-1	Delaware
Hercules Capital Funding Trust 2019-1	Delaware
Hercules Capital IV, L.P.	Delaware
Hercules Capital Management LLC	Delaware
Hercules Funding II, LLC	Delaware
Hercules Funding IV, LLC	Delaware
Hercules Technology III, L.P.	Delaware
Hercules Technology Management LLC	Delaware
Hercules Technology Management Co II, Inc.	Delaware
Hercules Technology Management Co III LLC	Delaware
Hercules Technology Management Co IV LLC	Delaware
Hercules Technology SBIC Management, LLC	Delaware
HTGC UK Limited	United Kingdom

Unconsolidated Subsidiaries
Gibraltar Business Capital LLC	Delaware
Hercules Adviser LLC	Delaware
Hercules Private Credit Fund 1 L.P.	Delaware
Hercules Private Fund One LLC	Delaware
Hercules Private Global Venture Growth Fund GP I LLC	Delaware
Hercules Private Global Venture Growth Fund I L.P.	Delaware